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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 2, 2003
                                (July 29, 2003)

                                UCAP Incorporated

           Colorado                   0-27480                    84-1325695
(State or other jurisdiction   (Commission File ID No.)      (IRS Employer No.)
     of incorporation)

                        Suite 700, 14001 E. Iliff Avenue
                                Denver, CO 80014
                    (Address of principal executive offices)

                                 (303) 696-1700
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

         On  July  29,  2003,   Moore  Stephens  Frost  declined  to  stand  for
re-election as the Registrant's independent accountants. In May 2003, the Registrant's Audit Committee had directed its management to seek proposals for the audit of the financial results of the Registrant for its 2003 fiscal year end. The Audit Committee determined that it wished to engage an accounting firm with a presence in Denver, Colorado and with mortgage banking experience. During June and July 2003, the Registrant interviewed several firms, including Moore Stephens Frost. As of the date of this report, the Registrant has not engaged an accounting firm to replace Moore Stephens Frost.

         During the two most recent fiscal years and the subsequent interim period through July 29, 2003, there were no disagreements with Moore Stephens Frost on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to Moore Stephens Frost's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.


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         The audit reports of Moore Stephens Frost on the Registrant's financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         The Registrant has provided Moore Stephens Frost with a copy of this disclosure and has requested that Moore Stephens Frost provide the Registrant with a letter addressed to the Securities Exchange Commission within ten business days after the filing of this report, which the Registrant will file as an amendment to this report within two business days of receipt.

Item 7. Financial Statements and Exhibits.

         16.1     Letter from Moore Stephens Frost (to be filed by amendment)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                  UCAP Incorporated
                                  (Registrant)


Dated: September 2, 2003          By: /s/ Jim Farmer
                                      --------------------------------------
                                      Jim Farmer
                                      Chief Executive Officer